Exhibit 99.1

Energy XXI Reports Fiscal 2015 First-Quarter Results, Issues Operations Update

First-quarter production volumes average 58,600 BOE/d

FY15 capital program reduced to $670-$690 million range

On target to achieve full-year cost savings on acquisition

HOUSTON – Nov. 5, 2014 – Energy XXI (NASDAQ: EXXI) (AIM: EXXI) today announced fiscal first-quarter 2015 results and provided an operations update on activities in the Gulf of Mexico.

Highlights

•	Generated first-quarter adjusted EBITDA of $230.7 million

•	Current production averaging 60,000 BOE/d

•	Reaffirmed full-year guidance ranges

•	Currently completing the Toro well after logging 170 net feet of oil pay

“During the first quarter with a front-loaded capital budget, we completed nine wells, with nine additional wells to come online in the current quarter,” Energy XXI Ltd Chairman, President and Chief Executive Officer John D. Schiller said.  “As we enter the second half of our fiscal year we are focused on capital preservation, reducing downtime and lowering expenses while maintaining production and generating free cash flow.  Asset rationalization and free cash flow will be used for debt reduction.”

Fiscal 2015 First-Quarter Results

For the 2015 fiscal first quarter, adjusted earnings before non-recurring charges and interest, taxes, depreciation, depletion and amortization (adjusted EBITDA) was $230.7 million (a non-GAAP measure reconciled below), compared with $205.2 million in the 2014 fiscal first quarter.  The company reported a net loss available for common stockholders in the 2015 fiscal first quarter of $9.3 million, or $0.10 loss per diluted share, on revenues of $403.2 million, compared with fiscal 2014 first-quarter net income available for common stockholders of $40.3 million, or $0.51 income per diluted share, on revenues of $324.6 million.

Production for the 2015 fiscal first quarter averaged 58,600 net barrels of oil equivalent per day (BOE/d), with 41,600 barrels per day (Bbl/d) liquids, compared with 46,600 net BOE/d, 29,800 Bbl/d liquids in the 2014 fiscal first quarter.  Current production approximates 60,000 BOE/d.   The company currently has 75 percent of oil hedged through calendar 2014, and has 60 percent of oil hedged in calendar 2015.

Operations Update

Our core acreage position has led to multiple wells coming online in the first quarter.   Three horizontal wells were brought online at West Delta 73 (100% WI/83% NRI), four at the West Delta 30 field (100% WI/ 87% NRI), one at Main Pass (100% WI/ 83% NRI), and one at Ship Shoal (100% WI/ 83% NRI).  The nine wells provided uplift of approximately 1,250 net BOE/d to the first-quarter average.  These wells are expected to add approximately 3,000 net BOE/d to the fiscal second-quarter average.  In the second quarter, the company plans to bring nine additional wells online, providing approximate uplift of 2,100 net BOE/d to the second-quarter average production.

At the Main Pass 61 field, the Toro well reached total depth of 8,070 feet TVD/ 10,835 MD; logging 170 net feet measured depth (MD) feet of oil pay in the J-6 sand, and is expected to be online within the next 30 days.  The company expects to be operating two rigs by calendar year-end.  In addition, the company will have a workover rig at South Pass 78 to execute a four to six well workover program.

Multiple capital projects are underway designed to alleviate back pressure, water handling capacity, and compression upgrades in the West Delta, Main Pass and South Pass areas.  These planned facilities upgrades are expected to cost approximately $15 million and be completed in the company’s fiscal third quarter.  These projects are designed to help optimize oil and gas production from our core fields with total potential incremental production from existing wells expected to exceed 2,500 BOE/d.

Inboard Lower Tertiary Cretaceous Trend

In the non-operated joint venture with Freeport McMoRan Oil and Gas in the Inboard Lower Tertiary/Cretaceous trend, the Highlander discovery (Lomond) is currently being completed and testing is anticipated in the calendar fourth quarter of 2014.  Energy XXI has a 20 percent working interest in the Lomond well.

Capital Expenditures

During the 2015 fiscal first quarter, capital expenditures totaled $280.0 million, with $25.4 million in exploration and $254.6 million in development and other costs.  Currently, the company is estimating the total fiscal 2015 capital program to range from $670 million to $690 million ($450 million annualized run rate), down from a previously announced $815 million.

Guidance

Second-quarter and full-year guidance is provided below.
Volume Projections	FY 2015	2Q FY15
Net Production (per day)
Oil, including NGLs (Bbls)	42,000 – 46,000	41,000 – 45,000
BOE	59,000 – 64,000	58,000 – 63,000
% Oil, including NGLs (using midpoint of guidance)	71%	71%

FY15 Cost Projections ($MM)	1Q Actuals	2Q proj.
LOE	142.6	125-135
G&A	26.4	21-24
Gathering & Transport	9.2	8-10
DD&A	29.93/BOE	29.50-31.50/BOE

	Quarter Ended
	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013
Operating Highlights
	(In Thousands, Except per Unit Amounts)
Operating revenues
Crude oil sales	$370,155	$294,974	$254,641	$263,626	$290,965
Natural gas sales	34,561	34,508	37,562	31,138	32,584
Hedge gain (loss)	(1,485)	(5,348)	(7,020)	2,052	1,043
Total revenues	403,231	324,134	285,183	296,816	324,592
Percent of operating revenues from crude oil
Prior to hedge gain (loss)	91%	90%	87%	89%	90%
Including hedge gain (loss)	91%	89%	88%	88%	89%
Operating expenses
Lease operating expense
Insurance expense	11,022	8,357	6,410	7,920	8,496
Workover and maintenance	29,416	14,408	17,797	19,690	14,586
Direct lease operating expense	102,147	79,806	59,417	66,179	62,681
Total lease operating expense	142,585	102,571	83,624	93,789	85,763
Production taxes	3,093	1,750	1,090	1,189	1,398
Gathering and transportation	9,188	6,509	5,700	5,978	5,345
DD&A	161,266	119,691	99,899	103,513	100,216
General and administrative	26,424	30,824	24,208	17,698	23,672
Other – net	9,536	8,112	5,861	13,147	8,767
Total operating expenses	352,092	269,457	220,382	235,314	225,161
Operating income	$51,139	$54,677	$64,801	$61,502	$99,431
Sales volumes per day
Natural gas (MMcf)	100.7	84.8	83.7	89.3	100.8
Crude oil (MBbls)	41.8	32.0	28.4	30.2	29.7
Total (MBOE)	58.6	46.1	42.3	45.1	46.6
Percent of sales volumes from crude oil	71%	69%	67%	67%	64%
Average sales price
Natural gas per Mcf	$3.73	$4.47	$4.98	$3.79	$3.51
Hedge gain (loss) per Mcf	0.02	(0.02)	(0.31)	0.42	0.30
Total natural gas per Mcf	$3.75	$4.45	$4.67	$4.21	$3.81
Crude oil per Bbl	$96.28	$101.45	$99.71	$94.85	$106.31
Hedge gain (loss) per Bbl	(0.43)	(1.78)	(1.83)	(0.50)	(0.63)
Total crude oil per Bbl	$95.85	$99.67	$97.88	$94.35	$105.68
Total hedge gain (loss) per BOE	$(0.28)	$(1.28)	$(1.84)	$0.49	$0.24
Operating revenues per BOE	$74.84	$77.28	$74.85	$71.54	$75.78
Operating expenses per BOE
Lease operating expense
Insurance expense	2.05	1.99	1.68	1.91	1.98
Workover and maintenance	5.46	3.44	4.67	4.75	3.41
Direct lease operating expense	18.96	19.03	15.59	15.95	14.63
Total lease operating expense per BOE	26.47	24.46	21.94	22.61	20.02
Production taxes	0.57	0.42	0.29	0.29	0.33
Gathering and transportation	1.71	1.55	1.50	1.44	1.25
DD&A	29.93	28.54	26.22	24.95	23.40
General and administrative	4.90	7.35	6.35	4.27	5.53
Other – net	1.77	1.93	1.54	3.17	2.05
Total operating expenses per BOE	65.35	64.25	57.84	56.73	52.58
Operating income per BOE	$9.49	$13.03	$17.01	$14.81	$23.20

ENERGY XXI LTD
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,
	2014	2013
Revenues
Crude oil sales	$368,501	$289,229
Natural gas sales	34,730	35,363
Total Revenues	403,231	324,592

Costs and Expenses
Lease operating	142,585	85,763
Production taxes	3,093	1,398
Gathering and transportation	9,188	5,345
Depreciation, depletion and amortization	161,266	100,216
Accretion of asset retirement obligations	12,819	7,326
General and administrative expense	26,424	23,672
(Gain) loss on derivative financial instruments	(3,283)	1,441
Total Costs and Expenses	352,092	225,161

Operating Income	51,139	99,431

Other Income (Expense)
Income (loss) from equity method investees	881	(1,793)
Other income - net	951	522
Interest expense	(66,263)	(29,685)
Total Other Expense	(64,431)	(30,956)

Income (Loss) Before Income Taxes	(13,292)	68,475

Income Tax Expense (Benefit)	(6,889)	25,336

Net Income (Loss)	(6,403)	43,139
Preferred Stock Dividends	2,872	2,873
Net Income (Loss) Available for Common Stockholders	$(9,275)	$40,266

Earnings (Loss) per Share
Basic	$(0.10)	$0.53
Diluted	$(0.10)	$0.51

Weighted Average Number of Common Shares Outstanding
Basic	93,833	75,782
Diluted	93,833	84,073

ENERGY XXI LTD
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measure: Adjusted EBITDA. The company uses this non-GAAP measure as a key metric for the management of the company and to demonstrate the company's ability to internally fund capital expenditures and service debt.

	Three Months Ended September 30,
	2014	2013

Net Income (Loss) as Reported	$(6,403)	$43,139

Interest expense - net	65,312	29,163
Depreciation, depletion and amortization	161,266	100,216
Income tax expense (benefit)	(6,889)	25,336

EBITDA	213,286	197,854

Adjustments to EBITDA
Accretion of asset retirement obligation	12,819	7,326
Non-recurring charges	4,635	--

Adjusted EBITDA	$230,740	$205,180

Adjusted EBITDA Per Share
Basic	$2.46	$2.71
Diluted	$2.46	$2.70

Weighted Average Number of Common Shares Outstanding
Basic	93,833	75,782
Diluted	93,833	75,858

ENERGY XXI LTD
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)

	September 30,	June 30,
	2014	2014
	(Unaudited)
Current Assets
Cash and cash equivalents	$119,500	$145,806
Accounts receivable
Oil and natural gas sales	145,821	167,075
Joint interest billings	14,426	12,898
Insurance and other	5,615	5,438
Prepaid expenses and other current assets	64,631	72,530
Deferred income taxes	24,587	52,587
Derivative financial instruments	23,815	1,425
Total Current Assets	398,395	457,759
Property and Equipment
Oil and natural gas properties - full cost method of accounting, including $1,167.6 million and $1,165.7 million of unevaluated properties not being amortized at September 30, 2014 and June 30, 2014, respectively	6,637,292	6,524,602
Other property and equipment	23,400	19,760
Total Property and Equipment, net of accumulated depreciation, depletion, amortization and impairment	6,660,692	6,544,362
Other Assets
Goodwill	329,293	329,293
Derivative financial instruments	6,713	3,035
Equity investments	40,320	40,643
Restricted Cash	325	6,350
Other assets and debt issuance costs, net of accumulated amortization	60,845	57,394
Total Other Assets	437,496	436,715
Total Assets	$7,496,583	$7,438,836
LIABILITIES
Current Liabilities
Accounts payable	$472,108	$417,776
Accrued liabilities	115,509	133,526
Notes payable	19,368	21,967
Asset retirement obligations	79,614	79,649
Derivative financial instruments	1,446	31,957
Current maturities of long-term debt	15,612	15,020
Total Current Liabilities	703,657	699,895
Long-term debt, less current maturities	3,800,417	3,744,624
Deferred income taxes	685,121	701,038
Asset retirement obligations	482,339	480,185
Derivative financial instruments	—	4,306
Other liabilities	8,009	10,958
Total Liabilities	5,679,543	5,641,006
Stockholders’ Equity
Preferred stock, $0.001 par value, 7,500,000 shares authorized at September 30, 2014 and June 30, 2014,
7.25% Convertible perpetual preferred stock, 8.000 shares issued and outstanding at September 30, 2014 and June 30, 2014
5.625% Convertible perpetual preferred stock, 812,760 shares issued and outstanding at September 30, 2014 and  June 30, 2014

	1	1
Common stock, $0.005 par value, 200,000,000 shares authorized and 93,867,405 and 93,719,570 shares issued and outstanding at September 30, 2014 and June 30, 2014, respectively
	469	468
Additional paid-in capital	1,841,457	1,837,462
Accumulated deficit	(40,165)	(19,626)
Accumulated other comprehensive income (loss), net of income taxes	15,278	(20,475)
Total Stockholders’ Equity	1,817,040	1,797,830
Total Liabilities and Stockholders’ Equity	$7,496,583	$7,438,836

ENERGY XXI LTD
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended September 30,
	2014	2013

Cash Flows From Operating Activities
Net income (loss)	$(6,403)	$43,139
Adjustments to reconcile net income (loss) to net cash provided by
(used in) operating activities:
Depreciation, depletion and amortization	161,266	100,216
Deferred income tax expense (benefit)	(7,169)	22,480
Change in derivative financial instruments
Proceeds from derivative instruments	3,364	—
Other – net	(5,938)	(2,357)
Accretion of asset retirement obligations	12,819	7,326
Loss (income) from equity method investees	(881)	1,793
Amortization and write-off of debt issuance costs and other	5,277	1,455
Stock-based compensation	1,779	3,532
Changes in operating assets and liabilities
Accounts receivable	23,313	(2,131)
Prepaid expenses and other current assets	7,661	(6,270)
Settlement of asset retirement obligations	(14,907)	(18,063)
Accounts payable and accrued liabilities	23,769	(43,221)
Net Cash Provided by Operating Activities	203,950	107,899

Cash Flows from Investing Activities
Acquisitions	(287)	(15)
Capital expenditures	(280,010)	(198,358)
Change in equity method investments	1,282	(16,694)
Proceeds from the sale of properties	6,947	1,748
Other	(80)	(51)
Net Cash Used in Investing Activities	(272,148)	(213,370)

Cash Flows from Financing Activities
Proceeds from the issuance of common and preferred stock, net of offering costs	2,217	3,267
Repurchase of company common stock	—	(35,210)
Dividends to shareholders – common	(11,264)	(9,096)
Dividends to shareholders – preferred	(2,872)	(2,873)
Proceeds from long-term debt	510,120	1,040,697
Payments on long-term debt	(454,042)	(865,231)
Debt issuance costs	(2,250)	(8,720)
Other	(17)	(1)
Net Cash Provided by Financing Activities	41,892	122,833

Net Increase (Decrease) in Cash and Cash Equivalents	(26,306)	17,362
Cash and Cash Equivalents, beginning of period	145,806	—
Cash and Cash Equivalents, end of period	$119,500	$17,362

Fiscal 2015 First Quarter Conference Call

Energy XXI will host its fiscal first-quarter conference call tomorrow, Nov. 6, at 9 a.m. CST (3 p.m. London time).  The dial-in numbers are 1 (631) 813-4724 (U.S.) and (0) 800 028 8438 (U.K.) and the confirmation code is 21254329.  For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.EnergyXXI.com.

Forward-Looking Statements

All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, our ability to integrate acquisitions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

About the Company

Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  Cantor Fitzgerald Europe is Energy XXI’s listing broker in the United Kingdom.  To learn more, visit the Energy XXI website at www.EnergyXXI.com.

Glossary

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Bbl/d – barrels per day of oil or condensate

Mcf/d – thousand cubic feet of gas per day.

NRI, Net Revenue Interest – the percentage of production revenue allocated to the working interest after first deducting proceeds allocated to royalty and overriding interest.

WI, Working Interest – the interest held in lands by virtue of a lease, operating agreement, fee title or otherwise, under which the owner of the interest is vested with the right to explore for, develop, produce and own oil, gas or other minerals and bears the proportional cost of such operations.

Inquiries of the Company

Energy XXI

Greg Smith

Vice President, Investor Relations

713-351-3149

gsmith@energyxxi.com

Kim Pinyopusarerk

Investor Relations Associate

713-351-3028

kpinyo@energyxxi.com

Cantor Fitzgerald Europe

Nominated Adviser: David Porter, Rick Thompson

Corporate Broking: Richard Redmayne

Tel: +44 (0) 20 7894 7000

Pelham Bell Pottinger

James Henderson

jhenderson@pelhambellpottinger.co.uk

Mark Antelme

mantelme@pelhambellpottinger.co.uk

+44 (0) 20 7861 3232